UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2014

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 52 14 777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

The information set forth under Item 8.01 is incorporated into this Item 5.08 by reference.

Item 8.01	Other Events.

Annual Meeting

On February 18, 2014, the Board of Supervisory Directors (the “Board”) of Frank’s International N.V. (the “Company”) determined that the first Annual Meeting of the Company’s Stockholders (the “Annual Meeting”) will be held on May 14, 2014 at a time and location in Amsterdam, The Netherlands to be determined by the authorized officers of the Company and specified in the proxy statement for the Annual Meeting.

Record Date

The Board has established the close of business on March 19, 2014 as the record date for the determination of the stockholders entitled to receive notice of the Annual Meeting. Stockholders who hold shares of the Company’s common stock, par value €0.01 per share (the “Common Stock”) or Series A preferred stock, par value €0.01 per share (the “Preferred Stock”) on the date of the Annual Meeting, May 14, 2013, are entitled to vote the shares of Common Stock or Preferred Stock that they hold as of that date.

Stockholder Proposals and Director Nominations

The information regarding stockholder proposals and director nominations required by Item 5.08 of Form 8-K was previously reported in the Company’s definitive proxy statement relating to the Company’s special meeting in lieu of an annual meeting of the shareholders of the Company filed with the Securities and Exchange Commission on October 18, 2013, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: February 19, 2014	By:	/s/ Mark G. Margavio
Name: Mark G. Margavio
Vice President, Chief Financial Officer and Treasurer